UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015

WISDOM HOMES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323 Tyler, TX 75708 (Address of principal executive offices) (zip code)
(800) 727-1024 (Registrant's telephone number, including area code)
_________________________________________________ (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on October 26, 2015, our authorized common stock was increased from 300,000,000 shares, par value $0.001, to 900,000,000 shares, par value $0.001.

The increase in authorized was unanimously approved by our Board of Directors on August 20, 2015, and by a majority of our outstanding shares of common stock at a special shareholder meeting held on October 23, 2015.

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held a Special Meeting of Shareholders on October 23, 2015, in Tyler, Texas. There were shareholders representing 57,136,360 votes present at the meeting, either in person or by proxy, which represented approximately 70.9% of the 80,555,383 total outstanding votes of the Company, so a quorum was present. The following agenda items set forth in the Company's 14A Proxy Statement on file with the Securities and Exchange Commission, were approved:

1. To approve an amendment to the Company's Articles of Incorporation to increase the authorized common stock from 300,000,000 shares, par value $0.001, to 900,000,000 shares, par value $0.001.

The agenda item passed with votes as follows:

For	Against	Abstain	Percentage Approving
53,571,780	3,546,475	18,105	66.5%

2. To approve an amendment to the Company's Articles of Incorporation to effectuate a reverse split of the Company's issued and outstanding shares of common stock, at a time to be chosen by the Board of Directors in their sole discretion but not later than the close of business on December 31, 2016, on a ratio to be determined by the Company's Board of Directors but not to exceed 1-for-50.

The agenda item passed with votes as follows:

For	Against	Abstain	Percentage Approving
53,401,662	3,700,809	33,887	66.3%

A more detailed description of each agenda item at the Special Shareholders Meeting can be found in our Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on September 28, 2015.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wisdom Homes of America, Inc.

Dated: October 26, 2015	By:	/s/ James Pakulis
James Pakulis
	Its:	President and Chief Executive Officer

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